As filed with the Securities and Exchange Commission on December 17, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wells Fargo & Company

(Exact name of registrant as specified in its charter)

Delaware	6021	41-0449260

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street

San Francisco, California 94104

(866) 249-3302

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James M. Strother

Executive Vice President and General Counsel

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94104

(415) 396-1793

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeannine E. Zahn Wells Fargo & Company MAC # N9305-173 Wells Fargo Center, 17th Floor Sixth and Marquette Minneapolis, Minnesota 55479 (612) 667-4652	Dawn Holicky Pruitt Sonia A. Shewchuk Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 (612) 766-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer	☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
4.480% Subordinated Notes due 2024	$723,034,000	100%	$723,034,000	$93,126.78
5.606% Subordinated Notes due 2044	$2,400,746,000	100%	$2,400,746,000	$309,216.08

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457 under the Securities Act. The total registration fee due is $402,342.86.

The information in this prospectus is not complete and may be changed. We may not sell these securities or consummate the exchange offers until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 17, 2013

PROSPECTUS

Wells Fargo & Company

Offer to Exchange

$723,034,000 aggregate principal amount of 4.480% Subordinated Notes due January 16, 2024

(CUSIP Nos. 949746 RC7 and U94974 AL3)

for

$723,034,000 aggregate principal amount of 4.480% Subordinated Notes due January 16, 2024

(CUSIP No. 949746 RE3)

that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

and

Offer to Exchange

$2,400,746,000 aggregate principal amount of 5.606% Subordinated Notes due January 15, 2044

(CUSIP Nos. 949746 RD5 and U94974 AN9)

for

$2,400,746,000 aggregate principal amount of 5.606% Subordinated Notes due January 15, 2044

(CUSIP No. 949746 RF0)

that have been registered under the Securities Act

The exchange offers will expire at 5:00 p.m., New York City time, on                     , 2014, unless extended with respect to either or both series.

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (“Letter of Transmittal”), which together constitute our offers to exchange (each, an “Exchange Offer,” and together, the “Exchange Offers”): (i) $723,034,000 aggregate principal amount of our outstanding 4.480% Subordinated Notes due January 16, 2024 (CUSIP Nos. 949746 RC7 and U94974 AL3) (the “Original 2024 Notes”) for a like principal amount of our 4.480% Subordinated Notes due January 16, 2024 (CUSIP No. 949746 RE3) (the “Exchange 2024 Notes”) and (ii) $2,400,746,000 aggregate principal amount of our outstanding 5.606% Subordinated Notes due January 15, 2044 (CUSIP Nos. 949746 RD5 and U94974 AN9) (the “Original 2044 Notes” and, together with the Original 2024 Notes, the “Original Notes”) for a like principal amount of our 5.606% Subordinated Notes due January 15, 2044 (CUSIP No. 949746 RF0) (the “Exchange 2044 Notes” and, together with the Exchange 2024 Notes, the “Exchange Notes”). The terms of the Exchange Offers are summarized below and are more fully described in this prospectus.

The terms of each series of Exchange Notes are identical to the terms of the corresponding series of Original Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

We will accept for exchange any and all Original Notes of each series validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on                     , 2014, unless extended (the “Expiration Date”).

You may withdraw tenders of Original Notes of each series at any time prior to the expiration of the relevant Exchange Offer.

We will not receive any proceeds from the Exchange Offers. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and will not be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

The exchange of Original Notes of each series for the corresponding series of Exchange Notes should not be a taxable transaction for United States federal income tax purposes.

No public market currently exists for either series of Original Notes. We do not intend to list either series of Exchange Notes on any securities exchange, and there can be no assurance that an active market will develop upon completion of the Exchange Offers.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

You should carefully consider the information under “Risk Factors” beginning on page 9 of this prospectus, as well as the risk factors contained in other documents incorporated by reference into this prospectus, before you decide whether to participate in the Exchange Offers and invest in the Exchange Notes.

The Exchange Notes are unsecured obligations of Wells Fargo & Company and all payments on the Exchange Notes are subject to the credit risk of Wells Fargo & Company. The Exchange Notes are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency. In addition, holders of the Exchange Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014

You should rely only on the information incorporated by reference or presented in this prospectus. We have not authorized anyone else to provide you with different information. We are only offering these Exchange Notes in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

When we refer to “Wells Fargo,” “our company,” “we,” “our” and “us” in this prospectus under the headings “Summary—The Company” and “Ratios of Earnings to Fixed Charges,” we mean Wells Fargo & Company and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Wells Fargo & Company unless the context indicates otherwise.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):

•	Annual Report on Form 10-K for the year ended December 31, 2012, including information specifically incorporated by reference into our Form 10-K from our 2012 Annual Report to Stockholders and our definitive Proxy Statement for our 2013 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•

Current Reports on Form 8-K filed on January 2, 2013, January 3, 2013, January 7, 2013, January 8, 2013, January 9, 2013, January 11, 2013, January 24, 2013, January 25, 2013, January 28, 2013, January 29, 2013, January 29, 2013, January 30, 2013, February 7, 2013, February 11, 2013, February 13, 2013, February 14, 2013, February 20, 2013, February 21, 2013, February 22, 2013, February 25, 2013, February 28, 2013, March 1, 2013, March 6, 2013, March 20, 2013, March 22, 2013, March 22, 2013, March 27, 2013, March 28, 2013, April 3, 2013, April 10, 2013, April 12, 2013, April 19, 2013, April 22, 2013, April 23, 2013, April 24, 2013, April 25, 2013, April 26, 2013, April 29, 2013, April 30, 2013, May 8, 2013, May 14, 2013, May 17, 2013, May 24, 2013, May 31, 2013, June 7, 2013, June 12, 2013, June 17, 2013, June 18, 2013, June 24, 2013, June 27, 2013, June 28, 2013, July 2, 2013, July 3, 2013, July 9, 2013, July 12, 2013, July 22, 2013, July 25, 2013, July 29, 2013, August 7, 2013, August 8, 2013, August 15, 2013, August 16, 2013, August 21, 2013,

August 26, 2013, August 30, 2013, September 4, 2013, September 9, 2013, September 13, 2013, September 18, 2013, October 1, 2013, October 3, 2013, October 11, 2013, October 17, 2013, October 21, 2013, October 23, 2013, October 28, 2013, October 28, 2013, October 30, 2013, October 31, 2013, November 7, 2013, November 7, 2013, November 22, 2013, November 27, 2013, November 29, 2013, December 6, 2013, December 11, 2013 and December 13, 2013; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the initial filing of the registration statement that contains this prospectus and before the completion of the offering of the Exchange Notes.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or number:

Wells Fargo & Company

Office of the Corporate Secretary

Wells Fargo Center

MAC N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Attention: Secretary

Telephone: (866) 249-3302

In order to obtain timely delivery of such materials, you must request information from us no later than five Business Days (as defined below) prior to the expiration of the relevant Exchange Offer.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains or will contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. Forward-looking statements are not based on historical facts but instead represent our current expectations regarding future events, circumstances or results.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

For more information about the risks, uncertainties and other factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the SEC, including the discussion under “Risk Factors” and “Regulation and Supervision” in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein.

In addition to the above factors, we also caution that there is no assurance that our allowance for credit losses will be appropriate to cover future credit losses, especially if housing prices decline and unemployment worsens. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. Any forward-looking statement made by us in this prospectus, including the documents incorporated by reference herein, speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

The foregoing review of important factors should not be construed as exclusive and should be read in conjunction with the other cautionary statements and risk factors that are included in or incorporated by reference into this prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, and our other filings with the SEC.

SUMMARY

The following summary highlights selected information included in or incorporated by reference into this prospectus. It does not contain all of the information that you should consider before making an investment decision. You should carefully read this prospectus in its entirety, including the documents incorporated by reference herein, especially the risks of investing in our securities discussed under the heading “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, as well as the consolidated financial statements and related notes and other information incorporated by reference into this prospectus.

The Company

We are a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. We provide banking, insurance, trust and investments, mortgage banking, investment banking, retail banking, brokerage services and consumer and commercial finance through stores and offices, the internet and other distribution channels to individuals, businesses and institutions in all 50 states, the District of Columbia, and in other countries.

We are a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and debt service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

Our executive offices are located at 420 Montgomery Street, San Francisco, California 94104 (telephone number 866-249-3302).

Summary of the Exchange Offers

In connection with private exchange offers that closed on November 26, 2013 and December 6, 2013, we issued $723,034,000 aggregate principal amount of 4.480% Subordinated Notes due January 16, 2024 and $2,400,746,000 aggregate principal amount of 5.606% Subordinated Notes due January 15, 2044. As part of the private exchange offers, we entered into registration rights agreements, dated as of November 26, 2013, with respect to each series of Original Notes with the dealer manager for the private exchange offers for the benefit of the holders of the Original Notes, in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete an Exchange Offer for each series of Original Notes. Below is a summary of the Exchange Offers.

Securities Offered:	$723,034,000 aggregate principal amount of 4.480% Subordinated Notes due January 16, 2024 that have been registered under the Securities Act and $2,400,746,000 aggregate principal amount of 5.606% Subordinated Notes due January 15, 2044 that have been registered under the Securities Act. The form and terms of each series of Exchange Notes are identical to the corresponding series of Original Notes except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

Exchange Offers:

We are offering to exchange $723,034,000 aggregate principal amount of the outstanding Original 2024 Notes and $2,400,746,000 aggregate principal amount of the outstanding Original 2044 Notes for like principal amounts of the Exchange 2024 Notes and Exchange 2044 Notes, respectively. You may tender Original Notes only in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. We will issue each series of Exchange Notes promptly after the expiration of the applicable Exchange Offer. In order to be exchanged, an Original Note must be validly tendered, not validly withdrawn and accepted. Subject to the satisfaction or waiver of the conditions of the Exchange Offers, all Original Notes that are validly tendered and not validly withdrawn will be exchanged. As of the date of this prospectus, $723,034,000 aggregate principal amount of Original 2024 Notes is outstanding and $2,400,746,000 aggregate principal amount of Original 2044 Notes is outstanding. The Original 2024 Notes and the Original 2044 Notes were issued under the subordinated indenture, dated as of August 30, 1999, between us and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago), as trustee (the “Trustee”) (the “Indenture”). If all outstanding Original Notes are tendered for exchange, there will be $723,034,000 aggregate principal amount of 4.480% Subordinated Notes due January 16, 2024 (that have been registered under the Securities Act) and $2,400,746,000 aggregate principal amount of 5.606% Subordinated Notes due January 15, 2044 (that have been registered under the Securities Act) outstanding after these Exchange Offers.

Expiration Date; Tenders:	The Exchange Offers will expire at 5:00 p.m., New York City time, on , 2014, unless we extend the period of time during which either or both of the Exchange Offers is open. In the event of any material change in either of the Exchange Offers, we will extend the period of time during which the relevant Exchange Offer is open if necessary so that at least five Business Days (as defined below) (or ten Business Days, in the case of certain significant changes) remain in the relevant Exchange Offer period following notice of the material change. By signing or agreeing to be bound by the Letter of Transmittal, you will represent, among other things, that:

•	you are not an affiliate of ours;

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes; and

•

if you are a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by broker-dealers, see the discussion under the caption “Plan of Distribution.”

Accrued Interest on the Exchange Notes and Original Notes:

The Exchange Notes will bear interest from November 26, 2013 until the principal is paid or made available for payment. If your Original Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on such Original Notes, provided that you will receive interest on the Original Notes and not the Exchange Notes if and to the extent the Regular Record Date (as defined herein under

“Description of Exchange Notes—Interest”) for such interest payment occurs prior to completion of the relevant Exchange Offer. Any Original Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions of the Exchange Offers:	The Exchange Offers are subject to customary conditions. If we materially change the terms of either or both of the Exchange Offers, we will resolicit tenders of the applicable series of Original Notes and extend the applicable Exchange Offer period if necessary so that at least five Business Days (or ten Business Days, in the case of certain significant changes) remain in the relevant Exchange Offer period following notice of any such material change. See “The Exchange Offers—Conditions of the Exchange Offers” for more information regarding conditions of the Exchange Offers.

Exchange Offer Procedures:	A tendering holder must, at or prior to the Expiration Date:

•

transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by the Letter of Transmittal, to the Exchange Agent (as defined below) at the address listed in this prospectus; or

•

if Original Notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an Agent’s Message to the Exchange Agent (as defined below) at the address listed in this prospectus.

See “The Exchange Offers—Exchange Offer Procedures.”

Special Procedures for Beneficial Holders:	If you are a beneficial holder of Original Notes that are registered in the name of your broker, dealer, trust company or other nominee through DTC, and you wish to tender in either of the Exchange Offers, you should promptly contact the person in whose name your Original Notes are registered and instruct that nominee to tender on your behalf. See “The Exchange Offers—Exchange Offer Procedures.”

Withdrawal Rights:	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date. See “The Exchange Offers—Withdrawal Rights.”

Acceptance of Original Notes and Delivery of Exchange Notes:

Subject to the conditions stated in the section “The Exchange Offers—Conditions of the Exchange Offers” of this prospectus, we will accept for exchange any and all Original Notes of each series that are properly tendered in the Exchange Offers and not validly withdrawn before 5:00 p.m., New York City time, on the Expiration Date. The corresponding Exchange Notes will be delivered promptly after the Expiration Date. See “The Exchange Offers—Terms of the Exchange Offers.”

Material U.S. Federal Income Tax Consequences:	Your exchange of Original Notes for Exchange Notes pursuant to either of the Exchange Offers should not be a taxable transaction for United States federal income tax purposes. See “United States Federal Income Tax Consequences of the Exchange Offers.”

Exchange Agent:	Wells Fargo Bank, N.A., acting through its corporate trust office, is serving as exchange agent (the “Exchange Agent”) in connection with the Exchange Offers. The address and telephone number of the Exchange Agent are listed under the heading “The Exchange Offers—Exchange Agent.”

Use of Proceeds; Expenses:	We will not receive any proceeds from the issuance of either series of Exchange Notes in the Exchange Offers. We have agreed to pay all expenses incident to the Exchange Offers (including the expenses of one firm of counsel designated by the holders of a majority in principal amount of the Original Notes) other than commissions or concessions of any brokers or dealers.

Resales:	Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe Exchange Notes issued under these Exchange Offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that is an affiliate of ours or that intends to participate in the Exchange Offers for the purpose of distributing any of the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities must deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Consequences of Not Exchanging Original Notes:	If you do not exchange your Original Notes in the Exchange Offers, you will continue to be subject to the restrictions on transfer described in the legend on your Original Notes. In general, you may offer or sell your Original Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your Original Notes will continue to accrue interest, they will generally retain no rights under the applicable registration rights agreement. We currently do not intend to register either series of Original Notes under the Securities Act. For more information regarding the consequences of not tendering your Original Notes, see “The Exchange Offers—Consequences of Exchanging or Failing to Exchange the Original Notes” and “The Exchange Offers—Registration Rights Agreements.”

Risk Factors:	For a discussion of significant factors you should consider carefully before deciding to participate in the Exchange Offers, see “Risk Factors” beginning on page 9 of this prospectus.

Summary of the Terms of the Exchange Notes

The following is a summary of the terms of the Exchange Notes. The form and terms of each series of Exchange Notes are identical to those of the corresponding series of Original Notes except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes. Each series of Exchange Notes will evidence the same debt as the corresponding series of Original Notes and will be governed by the Indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of both series of Exchange Notes, see the section of this prospectus entitled “Description of Exchange Notes.”

Issuer:	Wells Fargo & Company.

Securities Offered:	$723,034,000 aggregate principal amount of 4.480% Subordinated Notes due January 16, 2024 and $2,400,746,000 aggregate principal amount of 5.606% Subordinated Notes due January 15, 2044.

Stated Maturity Date:	The Exchange 2024 Notes will mature on January 16, 2024, and the Exchange 2044 Notes will mature on January 15, 2044.

Interest and Interest Payment Dates:	Interest on the Exchange 2024 Notes will accrue from November 26, 2013, at the rate of 4.480% per annum, and will be payable semi-annually on January 16 and July 16 of each year (or if any such date is not a Business Day, on the next day that is a Business Day), commencing on July 16, 2014.

Interest on the Exchange 2044 Notes will accrue from November 26, 2013, at the rate of 5.606% per annum, and will be payable semi-annually on January 15 and July 15 of each year (or if any such date is not a Business Day, on the next day that is a Business Day), commencing on July 15, 2014.

Ranking:	Each series of the Exchange Notes will be our direct, unsecured obligations and will rank equally with all of our other subordinated notes and, together with such other subordinated notes, will be subordinated to all our existing and future Senior Debt (as defined below).

Redemption:	Neither series of Exchange Notes will be subject to redemption prior to maturity. See “Description of Exchange Notes—Redemption.”

Further Issuances:

We may from time to time, without notice to or consent of the holders of the Exchange Notes of a given series, issue additional notes with the same ranking, interest rate, maturity date and other terms as the Exchange Notes of such series, other than the original issue date, interest accrual date, first payment of interest and issue price. Such additional notes, together with the Exchange Notes of the applicable series, will constitute a single series of notes under the Indenture if such additional notes are fungible with the Exchange Notes of the applicable series for United States federal income tax purposes.

Sinking Fund:	The Exchange Notes will not be subject to any sinking fund or to any provisions for repayment at your option.

Form and Denomination:	The Exchange Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Each series of Exchange Notes will be represented by global notes of such series in definitive, fully registered form, deposited with the Paying Agent (as defined herein under “Description of Exchange Notes—Payments”) as custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”), as depositary. Except in the limited circumstances described herein, Exchange Notes in certificated form will not be issued or exchanged for interests in global notes. See “Description of Exchange Notes—Book-Entry, Delivery and Form.”

Listing:	We do not intend to list either series of Exchange Notes on any securities exchange, and there can be no assurance that an active trading market will develop upon completion of the Exchange Offers.

Governing Law:	The Exchange Notes and the Indenture will be governed by the laws of the State of New York.

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Paying Agent:	Wells Fargo Bank, N.A.

RISK FACTORS

An investment in the Exchange Notes involves risks. Before making an investment decision, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus, including the risk factors set forth in our filings with the SEC that are incorporated by reference into this prospectus, as well as the consolidated financial statements and related notes and other information incorporated by reference into this prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity. However, the risks and uncertainties that the company faces are not limited to those described below and those set forth in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to the company or that it currently believes to be immaterial may also adversely affect the company’s business and the trading price of its securities.

Risks Related to the Exchange Offers

The consummation of the Exchange Offers may not occur.

We are not obligated to complete the Exchange Offers. The Exchange Offers are subject to the satisfaction of certain conditions, and subject to applicable law, we may extend, amend or terminate the Exchange Offers at any time before expiration and may, in our sole discretion, waive any of the conditions of the Exchange Offers. Even if the Exchange Offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, you may have to wait longer than expected to receive the Exchange Notes issuable pursuant to the Exchange Offers, during which time you will not be able to effect transfers of your Original Notes tendered in the Exchange Offers. See “The Exchange Offers—Conditions of the Exchange Offers.”

If you fail to exchange your Original Notes, they will continue to be restricted securities and might become less liquid.

Original Notes that you do not tender or that we do not accept will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law.

Late deliveries of Original Notes or any other failure to comply with the Exchange Offer procedures could prevent a holder from exchanging its Original Notes.

Noteholders are responsible for complying with all Exchange Offer procedures. We will issue Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers—Exchange Offer Procedures.” These procedures and conditions include timely receipt by the Exchange Agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed Letter of Transmittal (or an Agent’s Message from DTC). Neither we nor the Exchange Agent are obligated to extend the Exchange Offers or notify you of any failure to follow the proper procedure.

Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your Original Notes in the Exchange Offers for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased Original Notes for its own account as part of market-making activities or other trading activities must deliver a prospectus when it sells the Exchange Notes it receives in exchange for Original Notes in the Exchange Offers. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their Exchange Notes.

Risks Related to the Exchange Notes

An active trading market for the Exchange Notes may not develop.

There is no existing trading market for either series of Exchange Notes. We do not intend to apply for listing of either series of Exchange Notes on any securities exchange or for quotation through any automated dealer quotation system. Even if a trading market for either or both series of Exchange Notes develops, the liquidity of any market for such Exchange Notes will depend upon the number of holders of the relevant series of Exchange Notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the relevant series of Exchange Notes and other factors. Accordingly, no assurance can be given as to the liquidity of, or adequate trading markets for, either or both series of Exchange Notes.

The Exchange Notes are subordinated obligations and we cannot make payments under the Exchange Notes if we default on our obligations that are more senior.

Our obligations under the Exchange Notes are unsecured and rank junior to our Senior Debt, as defined under “Description of Exchange Notes—Subordination.” This means that we cannot make payments under the Exchange Notes if certain events of default have occurred under our Senior Debt. In the event of our bankruptcy or liquidation, our assets must be used to pay off our Senior Debt in full before any payments may be made on the Exchange Notes.

At September 30, 2013, on a non-consolidated basis, Wells Fargo & Company had approximately $60.2 billion of Senior Debt outstanding, excluding obligations under letters of credit, guarantees, foreign exchange contracts and interest rate swap contracts. In addition, Wells Fargo & Company was obligated on such date under letters of credit, guarantees, foreign exchange contracts and interest rate swap contracts to which the Exchange Notes will be subordinated pursuant to the terms of the Indenture. There is no limitation on our ability to incur additional debt senior to or on parity with the Exchange Notes.

The Exchange Notes are subject to limited rights of acceleration.

Payment of principal on the Exchange Notes may be accelerated only in the case of certain events of bankruptcy or insolvency, whether voluntary or involuntary. Thus, you have no right to accelerate the payment of principal on the Exchange Notes if we fail to pay interest on the Exchange Notes or if we fail in the performance of any of our other obligations under the Exchange Notes.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

When we completed the initial issuance of the Original 2024 Notes and Original 2044 Notes in connection with private exchange offers on November 26, 2013, we entered into registration rights agreements with respect to each series of Original Notes with the dealer manager for the private exchange offers for the benefit of the holders of the Original Notes. Under the registration rights agreements, we agreed to file a registration statement with the SEC relating to the exchange offers within 120 days of the first issuance of each series of Original Notes. We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC within 180 days of the first issuance of each series of Original Notes and to consummate the Exchange Offers within 225 days of the first issuance of each series of Original Notes. The registration rights agreements provide that we will be required to pay additional interest to the holders of the Original Notes of each series if we fail to comply with such filing, effectiveness and offer consummation requirements. See “—Registration Rights Agreements” below for more information on the additional interest we will owe if we do not complete the Exchange Offers within the specified timeline.

The Exchange Offers are not being made to holders of Original Notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of each registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and both are available from us upon request. See “Where You Can Find More Information.”

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Terms of the Exchange Offers

Upon the terms and subject to the conditions described in this prospectus and in the accompanying Letter of Transmittal, we will accept for exchange Original 2024 Notes and Original 2044 Notes that are properly tendered before 5:00 p.m., New York City time, on the applicable Expiration Date and not validly withdrawn as described below. We will issue a like principal amount of Exchange 2024 Notes or Exchange 2044 Notes, as applicable, in exchange for the principal amount of the corresponding Original Notes tendered pursuant to the Exchange Offers. As used in this prospectus, the term “Expiration Date” means                     , 2014. However, if we have extended the period of time for which the Exchange Offers are open with respect to one or both series of Original Notes, the term “Expiration Date” means the latest date to which we extend the relevant Exchange Offer.

As of the date of this prospectus, $723,034,000 aggregate principal amount of the Original 2024 Notes is outstanding and $2,400,746,000 aggregate principal amount of the Original 2044 Notes is outstanding. The Original Notes of each series were issued under the Indenture. Our obligation to accept Original Notes of each series for exchange in the Exchange Offers is subject to the conditions described below under “—Conditions of the Exchange Offers.” We reserve the right to extend the period of time during which either or both of the Exchange Offers is open. We may elect to extend the relevant exchange offer period if less than 100% of the Original Notes of the relevant series are tendered or if any condition to consummation of the relevant Exchange Offer has not been satisfied as of the Expiration Date and it is likely that such condition will be satisfied after such date. In addition, in the event of any material change in either or both of the Exchange Offers, we will extend the period of time during which the relevant Exchange Offer is open if necessary so that at least five Business Days (as defined below) (or ten Business Days, in the case of certain significant changes) remain in the relevant offering period following notice of the material change. In the event of such extension, and only in such event, we may delay acceptance for exchange of any Original Notes of the relevant series by giving written notice of the extension to the holders of Original Notes of such series as described below. During any extension period, all Original Notes of such series previously tendered will remain subject to the Exchange Offers and may be accepted for exchange by us. Any Original Notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the Exchange Offers.

Original Notes of each series tendered in the Exchange Offers must be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. No dissenter’s rights of appraisal exist with respect to the Exchange Offers.

We reserve the right to amend or terminate either or both of the Exchange Offers, and not to accept for exchange any Original Notes of the relevant series not previously accepted for exchange, upon the occurrence of any of the conditions of the relevant Exchange Offer specified below under “—Conditions of the Exchange Offers.” We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes of the relevant series as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date for such series.

Our acceptance of the tender of Original Notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying Letter of Transmittal.

Exchange Offer Procedures

Except as described below, a tendering holder must, at or prior to 5:00 p.m., New York City time, on the applicable Expiration Date:

•	transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by the Letter of Transmittal, to Wells Fargo Bank, N.A., as the Exchange Agent, at the address listed below under the heading “—Exchange Agent;” or

•	if Original Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an Agent’s Message (as defined below) to the Exchange Agent at the address listed below under the heading “—Exchange Agent.”

In addition:

•	the Exchange Agent must receive, at or before 5:00 p.m., New York City time, on the applicable Expiration Date, certificates for the Original Notes, if any; or

•	the Exchange Agent must receive a timely confirmation of book-entry transfer of the Original Notes into the Exchange Agent’s account at DTC, the book-entry transfer facility.

The term “Agent’s Message” means a message transmitted by DTC to, and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a participant tendering Original Notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against such participants.

The method of delivery of Original Notes, Letters of Transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send Letters of Transmittal or Original Notes to anyone other than the Exchange Agent.

If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, trust company or other nominee through DTC, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the Exchange Agent’s account.

Signatures on a Letter of Transmittal or a Notice of Withdrawal (as defined below) must be guaranteed unless the Original Notes surrendered for exchange are tendered:

•	by a registered holder of the Original Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal; or

•	for the account of an Eligible Institution (as defined below).

If signatures on a Letter of Transmittal or a Notice of Withdrawal are required to be guaranteed, the guarantees must be by an Eligible Institution. An “Eligible Institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

We will reasonably determine all questions as to the validity, form and eligibility of Original Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular Original Note not properly tendered, or any acceptance that might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular Original Note prior to the applicable Expiration Date. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured prior to the applicable Expiration Date. Neither we, the Exchange Agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of Original Notes. Nor will we, the Exchange Agent or any other person incur any liability for failing to give notification of any defect or irregularity.

If the Letter of Transmittal is signed by a person other than the registered holder of Original Notes, the Letter of Transmittal must be accompanied by a certificate of the Original Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an Eligible Institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Original Notes.

If the Letter of Transmittal or any Original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By signing or agreeing to be bound by the Letter of Transmittal, each tendering holder of Original Notes will represent, among other things:

•	that it is not an affiliate of ours;

•	the Exchange Notes will be acquired in the ordinary course of its business;

•	that it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes; and

•	if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction of all of the conditions to an Exchange Offer, we will accept, promptly after the applicable Expiration Date, all Original Notes of the relevant series properly tendered. We will issue the applicable Exchange Notes promptly after the expiration of the relevant Exchange Offer and acceptance of the corresponding Original Notes. See “—Conditions of the Exchange Offers” below. For purposes of the Exchange Offers, we will be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given written notice of such acceptance to the Exchange Agent.

For each Original Note accepted for exchange, the holder of the Original Note will receive an Exchange Note of the corresponding series having a principal amount equal to that of the surrendered Original Note. Since no interest has been paid on the Original Notes, holders of Exchange Notes will receive interest accruing from November 26, 2013. Original Notes accepted for exchange will cease to accrue interest from and after the date of completion of the relevant Exchange Offer. Holders of Original Notes whose Original Notes are accepted for exchange will not receive any payment for accrued interest on the Original Notes otherwise payable on any Interest Payment Date (as defined below), the Regular Record Date (as defined below) for which occurs on or after completion of the relevant Exchange Offer and will be deemed to have waived their rights to receive the accrued interest on the Original Notes.

In all cases, issuance of Exchange Notes for Original Notes will be made only after timely receipt by the Exchange Agent of:

•	certificates for the Original Notes, or a timely book-entry confirmation of a book-entry transfer of the Original Notes into the Exchange Agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed Letter of Transmittal or a transmitted Agent’s Message; and

•	all other required documents.

Unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder of the Original Notes promptly after the expiration of the relevant Exchange Offer. In the case of Original Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Original Notes will be returned or recredited promptly after the expiration of the relevant Exchange Offer.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account for the Original Notes at DTC for purposes of the Exchange Offers within two Business Days (as defined below) after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of Original Notes by causing DTC to transfer those Original Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC at or prior to 5:00 p.m., New York City time, on the applicable Expiration Date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Original Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an Agent’s Message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against this participant. Delivery of Exchange Notes issued in the Exchange Offers may be effected through book-entry transfer at DTC. However, the Letter of Transmittal or facsimile of it or an Agent’s Message, with any required signature guarantees and any other required documents, must be transmitted to and received by the Exchange Agent at the address listed below under “—Exchange Agent” at or prior to 5:00 p.m., New York City time, on the applicable Expiration Date.

Exchanging Book-Entry Notes

The Exchange Agent and the book-entry transfer facility, or DTC, have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s Automated Tender Offer Program, or ATOP, procedures to tender Original Notes. Any participant in the book-entry transfer facility may make book-entry delivery of Original Notes by causing the book-entry transfer facility to transfer such Original Notes into the Exchange Agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the Original Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Original Notes into the Exchange Agent’s account, and timely receipt by the Exchange Agent of an Agent’s Message and any other documents required by the Letter of Transmittal.

Withdrawal Rights

For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal (“Notice of Withdrawal”) at the address or, in the case of Eligible Institutions, at the facsimile number, indicated below under “—Exchange Agent” before 5:00 p.m., New York City time, on the applicable Expiration Date. Any Notice of Withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the relevant series, certificate number or numbers and principal amount of the Original Notes;

•	in the case of Original Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Original Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility;

•	contain a statement that the holder is withdrawing his election to have the Original Notes exchanged;

•	be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the Trustee or Paying Agent, as the case may be, with respect to the Original Notes register the transfer of the Original Notes in the name of the person withdrawing the tender; and

•	specify the name in which the Original Notes are registered, if different from that of the depositor.

If certificates for Original Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed Notice of Withdrawal with signatures guaranteed by an Eligible Institution unless this holder is an Eligible Institution. We will determine all questions as to the validity, form and eligibility, including time of receipt, of Notices of Withdrawal. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Notes will be issued unless the Original Notes so withdrawn are validly re-tendered. Any Original Notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder promptly after the expiration of the relevant Exchange Offer. In the case of Original Notes tendered by book-entry transfer, the Original Notes will be credited to an account maintained with the book-entry transfer facility for the Original Notes promptly after the expiration of the relevant Exchange Offer. Properly withdrawn Original Notes may be re-tendered by following the procedures described under “—Exchange Offer Procedures” above at any time on or before 5:00 p.m., New York City time, on the applicable Expiration Date.

Conditions of the Exchange Offers

Notwithstanding any other provision of the Exchange Offers, or any extension of the Exchange Offers, we shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes of the corresponding series, and we may terminate the Exchange Offers or, at our option, modify, extend or otherwise amend the Exchange Offers, if any of the following conditions exist on or prior to the applicable Expiration Date:

•	an action or event shall have occurred, been threatened, or may occur or an action shall have been taken, and a statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

(a)	challenges the making of the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any manner, the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers; or

(b)	in our reasonable judgment, could materially adversely affect our (or our subsidiaries’) business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or impair the contemplated benefits to us of the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers;

•	there shall have occurred (a) any general suspension of or limitation on trading in securities in the United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the prices of the Original Notes that are the subject of the Exchange Offers, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory, (e) a material escalation or commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States, if the effect of any such event, in our reasonable judgment makes it impracticable or inadvisable to proceed with the Exchange Offers, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event in our reasonable judgment, having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any material adverse change in the securities or financial markets in the United States generally or (h) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers, a material acceleration or worsening thereof; and

•	the Trustee with respect to the Indenture for the Original Notes that are the subject of the Exchange Offers and the Exchange Notes to be issued in the Exchange Offers shall have been directed by any holders of Original Notes to object in any respect to, or take any action that could, in our reasonable judgment, adversely affect the consummation of the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers, or the Trustee shall have taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers.

The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

•	terminate the Exchange Offers and promptly return all tendered Original Notes to the respective tendering holders;

•	modify, extend or otherwise amend the Exchange Offers and retain all tendered Original Notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•	waive the unsatisfied conditions with respect to the Exchange Offers and accept all Original Notes tendered and not previously validly withdrawn.

In addition, subject to applicable law, we may in our absolute discretion terminate the Exchange Offers for any other reason or for no reason.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We are required to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

Exchange Agent

Wells Fargo Bank, N.A. has been appointed as the Exchange Agent in connection with the Exchange Offers. Questions and requests for assistance with respect to the procedures for tendering or withdrawing tenders of Original Notes, as well as requests for additional copies of this prospectus or of the Letter of Transmittal, should be directed to the Exchange Agent as follows:

By Registered or Certified Mail: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480

By Regular Mail or Overnight Courier:

WELLS FARGO BANK, N.A.
Corporate Trust Operations
MAC N9303-121
Sixth & Marquette Avenue
Minneapolis, MN 55479

By Facsimile Transmission:

(for Eligible Institutions Only)

(612) 667-6282

For Information or Confirmation by Telephone:

(800) 344-5128

In Person by Hand Only: WELLS FARGO BANK, N.A. Corporate Trust Services 150 East 42nd Street, 40th Floor New York, NY 10017

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers. We have agreed to pay all expenses incident to the Exchange Offers (including the expenses of one firm of counsel designated by the holders of a majority in principal amount of the

Original Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes and the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the Exchange Offers, including accounting, legal and registration fees as well as out-of-pocket expenses for the Exchange Agent, will be paid by us.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of Original Notes in the Exchange Offers unless you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offers be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of Original Notes that do not exchange their Original Notes for Exchange Notes under the Exchange Offers will remain subject to the restrictions on transfer of such Original Notes as set forth in the legend printed on the Original Notes as a consequence of the issuance of the Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the Original Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of either series of Original Notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe the Exchange Notes of each series would generally be freely transferable by holders after the Exchange Offers without further registration under the Securities Act, subject to certain representations required to be made by each holder of Exchange Notes, as set forth below. However, any holder of Original Notes that is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or that intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to rely on the interpretation of the SEC staff;

•	will not be able to tender its Original Notes of either series in the Exchange Offers; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the Exchange Offers and there can be no assurance that the SEC staff would make a similar determination with respect to either or both series of Exchange Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Registration Rights Agreements

The following description is a summary of the material provisions of the registration rights agreements. This summary of the provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements. We urge you to read the registration rights agreements in their entirety because they, and not this description, define your registration rights as holders of the applicable series of Original Notes. A copy of each registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request. See “Where You Can Find More Information.”

On November 26, 2013, we and the dealer manager of the private exchange offers entered into registration rights agreements with respect to each series of Original Notes for the benefit of the holders of the Original Notes. In the registration rights agreements, we agreed for the benefit of holders of the applicable series of Original Notes to file a registration statement on an appropriate form under the Securities Act with respect to a proposed offer (each, a “Registered Exchange Offer” and, together, the “Registered Exchange Offers”) to exchange the applicable series of Original Notes for the corresponding series of Exchange Notes issued under the Indenture and identical in all material respects to such Original Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate). We agreed to make this filing within 120 days of the date of first issuance of the applicable series of Original Notes and to use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 180 days of the date of first issuance of the applicable series of Original Notes. Upon the effectiveness of this registration statement, we will offer Exchange Notes of each series in return for Original Notes of the corresponding series.

In the event that (i) because of any change in law or in the interpretations of the SEC staff, we are not permitted to effect a Registered Exchange Offer or (ii) a Registered Exchange Offer is not consummated within 225 days of the first issuance of the applicable series of Original Notes, we will file with the SEC and thereafter use our reasonable best efforts to cause to become effective a shelf registration statement relating to the offer and sale of the applicable series of Original Notes and to keep that shelf registration statement effective for a period of one year from the date of first issuance of the applicable series of Original Notes or until such time as all such Original Notes shall become freely transferable or cease to be outstanding. We will, in the event of such a shelf registration, provide to each holder of the applicable series of Original Notes a copy of the shelf registration statement and copies of a prospectus in respect of such Original Notes, as requested, notify each holder of such Original Notes when the shelf registration statement has become effective and take certain other actions to permit offers and sales of such Original Notes. Holders of Original Notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us. Under applicable interpretations of the SEC staff, our affiliates will not be permitted to exchange their Original Notes for Exchange Notes in the Registered Exchange Offers.

If, (i) by the date that is 120 days following the date of first issuance of a series of Original Notes, a registration statement has not been filed in respect of such Original Notes, (ii) by the date that is 180 days following the date of first issuance of a series of Original Notes, the registration statement in respect of such Original Notes has not been declared effective, (iii) by the date that is 225 days following the date of first issuance of a series of Original Notes, neither the Registered Exchange Offer in respect of such Original Notes is consummated nor, if required in lieu thereof, the shelf registration statement in respect of such Original Notes has not become effective, or (iv) after either the registration statement or the shelf registration statement becomes effective, such registration statement ceases to be or is not effective or such registration statement, or the related prospectus, ceases to be or is not usable as a result of one of the circumstances specified in the registration rights agreements (except, under certain circumstances, for permitted suspensions totaling up to 90 days (whether or not consecutive) of ineffectiveness or unusability in any 365 day period), in each case following the 210th day after the date of first issuance of the applicable series of Original Notes (each of (i), (ii), (iii) and (iv), a “Registration Default”), then additional interest shall accrue on the principal amount of such Original Notes at a rate of 0.25% per annum, plus an additional 0.25% per annum from and during any period during which a Registration Default has continued for more than 90 days, up to a maximum of 0.50% per annum, until, but excluding, the date on which the Registration Default is cured. In no event will additional interest accrue on a series of Original Notes at a rate exceeding 0.50% per annum. Any amounts of additional interest due will be payable in cash on the same original Interest Payment Dates as interest on the applicable series of Original Notes is payable.

Holders of the Original Notes will be required to make certain representations to us, as set forth in the Letter of Transmittal, in order to participate in the Registered Exchange Offers. In addition, holders of the Original Notes would be required to deliver certain information to be used in connection with the shelf registration statement in order to have their Original Notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth above. By including the Original Notes in the shelf registration statement, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of Original Notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.

USE OF PROCEEDS

We will not receive any cash proceeds from the Exchange Offers. In consideration for issuing Exchange Notes, we will receive in exchange the applicable Original Notes of like principal amount. The Original Notes surrendered in exchange for Exchange Notes will be retired and cancelled.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table shows our historical ratios of earnings to fixed charges for the periods indicated:

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Including interest on deposits	7.82	6.08	4.32	3.21	2.68	1.33
Excluding interest on deposits	10.65	8.40	5.92	4.32	3.64	1.60

The ratio of earnings to fixed charges is calculated as follows:

(income before income tax expense) –

(net income from noncontrolling interests) +

                                   (fixed charges)

(fixed charges)

Fixed charges, excluding interest on deposits, consist of

•	interest on short-term borrowings and long-term debt,
•	amortization of debt expense,
•	capitalized interest, and
•	one-third of net rental expense, which we believe is representative of the interest factor.

Fixed charges, including interest on deposits, consist of all of the items listed immediately above plus interest on deposits.

We have included the ratios presented above to comply with SEC regulations. However, we believe that the ratios of earnings to fixed charges are not necessarily meaningful measures for our business due to two factors. First, even if our net income did not change, our ratios would decline if the proportion of our income that is tax-exempt increased. Conversely, our ratios would increase if the proportion of our income that is tax-exempt decreased. Second, even if our net income did not change, our ratios would decline if our interest income and interest expense increased by the same amount due to an increase in the level of interest rates. Conversely, our ratios would increase if our interest income and interest expense decreased by the same amount due to a decrease in the level of interest rates.

DESCRIPTION OF EXCHANGE NOTES

The following summary sets forth certain terms and provisions of the Exchange Notes and the Indenture, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Exchange Notes and the Indenture, including the definitions therein, copies of which are available as set forth under “Where You Can Find More Information.” Capitalized terms not otherwise defined herein have the meanings given to them in the Exchange Notes and in the Indenture. Because the following is only a summary, it does not contain all of the information that you may find useful in evaluating the Exchange Notes and the Exchange Offers. We urge you to read the Indenture and the Exchange Notes because they, and not this description, define your rights as holders of the Exchange Notes. For purposes of this section, references to the “Company,” “we,” “our” and “us” refer only to Wells Fargo & Company and not to its subsidiaries.

General

The Original Notes were issued and the Exchange Notes will be issued under the Indenture, dated as of August 30, 1999, between the Company and the Trustee. Each series of Exchange Notes will be our direct, unsecured obligations and will rank equally with all of our other subordinated notes and, together with such other subordinated notes, will be subordinated to all our existing and future Senior Debt (as defined below). The Exchange 2024 Notes will mature on January 16, 2024 and the Exchange 2044 Notes will mature on January 15, 2044.

The Exchange Notes will be issued only in registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes will not be subject to any sinking fund or to any provisions for repayment at your option.

Interest

The Exchange 2024 Notes will bear interest at a rate of 4.480% per annum and the Exchange 2044 Notes will bear interest at a rate of 5.606% per annum.

Each Exchange Note will bear interest from November 26, 2013 at the applicable annual rate until the principal of the Exchange Note is paid or made available for payment. Interest on each Exchange Note will accrue from and including November 26, 2013 or from the most recent date to which interest on that series of Exchange Notes has been paid or duly provided for or, if no interest has been paid or provided for, from and including November 26, 2013. Interest will accrue to, but excluding, the next Interest Payment Date (as defined below) or, if earlier, the date on which principal has been paid or duly made available for payment, except as provided below under “—Payments.” We will pay interest on each Interest Payment Date and at maturity. “Interest Payment Date” means the date on which payments of interest on an Exchange Note (other than payments on maturity) are to be made. “Maturity” means the date on which the principal of an Exchange Note becomes due and payable, whether at the Stated Maturity Date or by declaration of acceleration or otherwise. “Stated Maturity Date” means the date specified in an Exchange Note as the date on which principal of such Exchange Note is due and payable. Interest on the Exchange Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months.

The Interest Payment Dates for the Exchange 2024 Notes will be on January 16 and July 16 of each year, commencing on July 16, 2014. The Interest Payment Dates for the Exchange 2044 Notes will be on January 15 and July 15 of each year, commencing on July 15, 2014. The Regular Record

Dates will be the date 15 calendar days prior to each Interest Payment Date, whether or not that day is a Business Day. We will pay interest to the person in whose name an Exchange Note is registered at the close of business on the Regular Record Date next preceding the applicable Interest Payment Date.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

“Regular Record Date” means the date on which an Exchange Note must be held in order for the holder to receive an interest payment on the next Interest Payment Date. However, we will pay interest at maturity to the person to whom we pay the principal. We will make the payment at maturity whether or not that date is an Interest Payment Date.

Payments

Holders may present the Exchange Notes for payment of principal, premium, if any, and interest, if any, register the transfer of the Exchange Notes and exchange the Exchange Notes at the agency in Minneapolis, Minnesota maintained by us for that purpose. As of the date hereof, the paying agent for the Exchange Notes is Wells Fargo Bank, N.A. acting through its corporate trust office at 625 Marquette Avenue, Minneapolis, Minnesota 55479 (the “Paying Agent”).

In the event that an Interest Payment Date or a Stated Maturity Date is not a Business Day (as defined below), we will pay interest and/or principal on the next day that is a Business Day, with the same force and effect as if made on the Interest Payment Date or Stated Maturity Date, as applicable, and without any interest or other payment with respect to the delay.

We will not pay any additional amounts on the Exchange Notes to compensate any beneficial owner for any United States tax withheld on the Exchange Notes.

Subordination

The Exchange Notes will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” means:

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	our obligations under letters of credit,

•	any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the Indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the Exchange Notes. Our junior subordinated debt securities, and guarantees in respect of trust preferred securities related to those debt securities, rank and will rank junior to the Exchange Notes.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Exchange Notes. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the Exchange Notes. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the Exchange Notes so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the Exchange Notes.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

•	the holders of Exchange Notes,

•	together with the holders of any of our other obligations ranking equal with Exchange Notes,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Exchange Notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Exchange Notes.

If we violate the Indenture by making a payment or distribution to holders of the Exchange Notes before we have paid all of the Senior Debt in full, then such holders of the Exchange Notes will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of Exchange Notes will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the Exchange Notes.

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the Exchange Notes may receive less, ratably, than our other creditors.

We may modify or amend the Indenture as provided under “—Modification and Waiver” below. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the Indenture relating to the subordination of the Exchange Notes in a manner that would adversely affect the holders of Senior Debt.

Redemption

The Exchange Notes will not be subject to any sinking fund and will not be redeemable at the option of the holder. Neither series of Exchange Notes will be subject to redemption at our option prior to maturity.

Any repurchase of the Exchange Notes will require prior approval of the Board of Governors of the Federal Reserve System.

Further Issuances

We may from time to time, without notice to or consent of the holders of the Exchange Notes of a given series, issue additional notes with the same ranking, interest rate, maturity date and other terms as the Exchange Notes of such series, other than the original issue date, interest accrual date, first payment of interest and issue price. Such additional notes, together with the Exchange Notes of the applicable series, will constitute a single series of notes under the Indenture if such additional notes are fungible with the Exchange Notes of the applicable series for United States federal income tax purposes.

Consolidation, Merger or Sale

The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the Exchange Notes and performance of the covenants in the Indenture; and

•	immediately after the transaction, and giving effect to the transaction, no Event of Default under the Indenture exists.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring entity will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. As a result, such successor entity may exercise our rights and powers under the Indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the Indenture and under the Exchange Notes.

Modification and Waiver

Under the Indenture, certain of our rights and obligations and certain of the rights of holders of the Exchange Notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder of an Exchange Note without its consent:

•	a change in the Stated Maturity Date of any payment of principal of or interest on the Exchange Note;

•	a reduction in payments due on the Exchange Note;

•	a change in the place of payment or currency in which any payment on the Exchange Note is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the Exchange Note;

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the Indenture or required to consent to a waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture;

•	a reduction in the requirements contained in the Indenture for quorum or voting; and

•	a modification of any of the foregoing requirements contained in the Indenture.

Under the Indenture, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the Indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

In addition, under the Indenture, the holders of a majority in aggregate principal amount of the outstanding Exchange Notes of each series may, on behalf of all holders of that series, waive any past default under the Indenture, except:

•	a default in the payment of the principal of or any premium or interest on any Exchange Note of that series; or

•	a default under any provision of the Indenture which itself cannot be modified or amended without the consent of the holders of each outstanding Exchange Note of that series.

Events of Default

An “Event of Default” with respect to the Exchange Notes will occur only if certain events in bankruptcy, insolvency or reorganization occur with respect to the Company. If an Event of Default occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Exchange Notes of each series may declare the entire principal of all the Exchange Notes of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding Exchange Notes of that series can, subject to conditions, rescind the declaration. The holders of Exchange Notes will not have the right to accelerate the payment of principal of the Exchange Notes as a result of our failure to perform any covenant or agreement contained in the Exchange Notes or the Indenture.

The Indenture requires us to file an officers’ certificate with the Trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the Indenture. The Trustee may withhold notice to the holders of Exchange Notes of any default, except defaults in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the Exchange Notes of the applicable series.

Other than its duties in the case of a default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders of Exchange

Notes, unless the holders offer the Trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to other rights of the Trustee, the holders of a majority in principal amount of the outstanding Exchange Notes of each series may, with respect to the Exchange Notes of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the Trustee; or

•	exercising any trust or power conferred upon the Trustee.

The holder of an Exchange Note of either series will have the right to begin any proceeding with respect to the Indenture or for any remedy only if:

•	the holder has previously given the Trustee written notice of a continuing Event of Default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding Exchange Notes of that series have made a written request of, and offered reasonable indemnification to, the Trustee to begin such proceeding;

•	the Trustee has not started such proceeding within 60 days after receiving the request; and

•	the Trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding Exchange Notes of that series during those 60 days.

However, the holder of any Exchange Notes will have, subject to the subordination provisions discussed above under “—Subordination,” the absolute right to receive payment of principal of and any premium and interest on the Exchange Notes when due in accordance with the Indenture and to institute suit to enforce the payment.

Defeasance

The Exchange Notes of each series are subject to the defeasance and discharge provisions of the Indenture. We will be discharged from our obligations on the Exchange Notes of each series if:

•	we deposit with the Trustee, in trust, sufficient money or, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the Exchange Notes of that series on the dates the payments are due under the Indenture and the terms of the Exchange Notes of that series;

•	we deliver to the Trustee an opinion of counsel that states that the holders of the Exchange Notes of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the Exchange Notes of that series are listed on any domestic or foreign securities exchange, the Exchange Notes of that series will not be delisted as a result of the deposit.

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of Exchange Notes as described above, then:

•	the Indenture, including the subordination provisions contained therein, will no longer apply to the Exchange Notes of that series; however, certain obligations to compensate, reimburse and indemnify the Trustee, to register the transfer and exchange of Exchange Notes of that series, to replace lost, stolen or mutilated Exchange Notes of that series, and to maintain paying agencies and the trust funds will continue to apply; and

•	holders of Exchange Notes of that series can only look to the trust fund for payment of principal, any premium and any interest on the Exchange Notes of that series.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

The Exchange Notes will be issued as fully-registered global notes which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co.

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global notes through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global notes directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Beneficial interests in the global notes will be held in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Exchange Notes represented by a global note can be exchanged for definitive notes in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global note and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that such global note will be exchangeable for definitive notes in registered form or elect to terminate the book-entry system through DTC and notify the Trustee of our decision; or

•	an Event of Default with respect to the Exchange Notes represented by that global note has occurred and is continuing.

A global note that can be exchanged as described in the preceding sentence will be exchanged for definitive notes issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in registered form for the same aggregate amount. The definitive notes will be registered in the names of the owners of the beneficial interests in the global note as directed by DTC.

We will make principal and interest payments on all Exchange Notes represented by a global note to the Paying Agent, which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Exchange Notes represented by a global note for all purposes under the Indenture. Accordingly, we, the Trustee and the Paying Agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in an Exchange Notes represented by a global note;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the Trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Exchange Notes represented by that global note for all purposes of the Exchange Notes. Owners of beneficial interests in the Exchange Notes will not be entitled to have Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of the Exchange Notes in definitive form and will not be considered owners or holders of Exchange Notes under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of Exchange Notes. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global note. Beneficial owners may experience delays in receiving distributions on their Exchange Notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the Indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the Exchange Notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to Exchange Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the Exchange Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with such intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global notes.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or

Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Exchange Notes through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of Exchange Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such Exchange Notes settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of Exchange Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Exchange Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the Paying Agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Notices

Any notices required to be given to the holders of the Exchange Notes will be given to DTC.

Trustee, Paying Agent, Authenticating Agent and Registrar

The Bank of New York Mellon Trust Company, N.A. is the Trustee for the Exchange Notes. From time to time, we and some of our subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Wells Fargo Bank, N.A., one of our affiliates, will initially serve as the Paying Agent, authenticating agent and security registrar for the Exchange Notes. Wells Fargo Bank, N.A. is also acting as the Exchange Agent.

Unclaimed Funds

Any money that we pay to the Paying Agent for the purpose of making payments on the Exchange Notes of a given series and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such Exchange Notes can only look to us for the payments on such Exchange Notes.

Governing Law

The Exchange Notes and the Indenture will be governed by and construed in accordance with New York law.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFERS

The exchange of Original Notes for Exchange Notes should not be treated as an “exchange” for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Original Notes. Rather, the Exchange Notes you receive should be treated as a continuation of your investment in the Original Notes. As a result, you should not recognize gain or loss upon the exchange of your Original Notes for Exchange Notes. In addition, your basis and holding period in the Exchange Notes should be the same as your basis and holding period in the Original Notes exchanged therefor.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the exchange of the Original Notes for Exchange Notes and the acquisition, holding and, to the extent relevant, disposition of Exchange Notes by any of (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and/or (iii) any entity whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and any Similar Laws) of any such plan, account or arrangement by reason of a plan’s investment in such entity (including, without limitation, as applicable, insurance company general accounts) (each of (i), (ii) and (iii), a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is considered to be a fiduciary of the ERISA Plan (within the meaning of Section 3(21) of ERISA).

In considering an exchange of the Original Notes for Exchange Notes and the acquisition, holding and, to the extent relevant, disposition of the Exchange Notes, in any case, involving the assets of a Plan, a fiduciary of an ERISA Plan should consider, among other matters, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any applicable Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Considerations

Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest” (within the meaning of Section 3(14) of ERISA), and Section 4975 of the Code imposes an excise tax on certain “disqualified persons” (within the meaning of Section 4975 of the Code) who engage in similar transactions, in each case, unless a statutory or administrative exemption is available. A party in interest or disqualified person, including a fiduciary of an ERISA Plan, who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. We, directly or through our affiliates, may be considered a party in interest or a disqualified person to a large number of ERISA Plans. Plans that are governmental plans (as defined in Section 3(32) of ERISA or Section 4975(g)(2) of the Code), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, but may be subject to comparable prohibitions under other applicable Similar Laws. The occurrence of a prohibited transaction could also cause an individual retirement account to lose its tax-exempt status.

The exchange of the Original Notes for Exchange Notes and the acquisition and/or holding (and, to the extent relevant, disposition) of the Original Notes or the Exchange Notes by an ERISA Plan with respect to which the Company, the Exchange Agent or any of their affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to provide exemptive relief for direct or indirect prohibited transactions arising in connection with the exchange of the Original Notes for Exchange Notes and the acquisition, holding and/or disposition (to the extent relevant) of the Original Notes or Exchange Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Plans that acquired or held the Original Notes in reliance on PTCE 84-14 should note that the Exchange Offer may constitute a renewal under Part VI(i) of PTCE 84-14 and any such Plan should consult its counsel to evaluate whether PTCE 84-14 remains applicable. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, called the “service provider exemption,” from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for certain purchases and sales of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan receives no less, and pays no more, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Exchange Notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not constitute a violation of any applicable Similar Laws.

Each holder of Original Notes tendering for Exchange Notes that submits a Letter of Transmittal, or agrees to the terms of the Letter of Transmittal pursuant to an Agent’s Message, will be deemed to have represented, warranted and agreed that, if the Original Notes are assets of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (iii) a “governmental plan” as defined in Section 3(32) of ERISA or any other plan that is subject to a law substantially similar to Title I of ERISA or Section 4975 of the Code or (iv) an entity deemed to hold plan assets of any of the foregoing, the exchange of the Original Notes and the acquisition, holding and disposition of the Exchange Notes will not result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any similar applicable law. In addition, each subsequent holder of Exchange Notes will be deemed to represent and warrant that if its acquisition of the Exchange Notes is funded with the assets of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (iii) a “governmental plan” as defined in Section 3(32) of ERISA or any other plan that is subject to a law similar to Title I of ERISA or Section 4975 of the Code or (iv) an entity deemed to hold plan assets of any of the foregoing, the transfer, acquisition, holding and disposition of the Exchange Notes to it by the prior holder will not result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any similar applicable law.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or breaches of fiduciary obligations, it is particularly important that fiduciaries, or other persons considering whether to acquire any Exchange Notes or exchange any Original Notes for Exchange Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transaction. Investors in Original Notes and/or Exchange Notes have exclusive responsibility for ensuring that none of the acquisition, exchange, holding and/or disposition of these Original Notes and/or Exchange Notes violates the fiduciary or prohibited transaction rules of ERISA, the Code and/or any Similar Laws. The sale of any Original Notes and/or Exchange Notes by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or with respect to any particular Plan, or that such an investment is appropriate for such Plans generally or for any particular Plan.

PLAN OF DISTRIBUTION

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe Exchange Notes issued under the Exchange Offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that is an affiliate of ours or that intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offers, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus meeting the requirements of the Securities Act when it resells such Exchange Notes.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the Exchange Offers (including the expenses of one firm of counsel designated by the holders of a majority in principal amount of the Original Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes and the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Notwithstanding the foregoing, we may suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:

•	the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or requests additional information;

•	the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

•	we receive notification of the suspension of the qualification of the Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose; or

•	an event occurs that requires the making of any changes in such registration statement in order to make the statements therein not misleading.

We will not receive any proceeds from the issuance of Exchange Notes in the Exchange Offers.

LEGAL MATTERS

The validity of the Exchange Notes will be passed upon by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of Wells Fargo & Company and Subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Wells Fargo & Company

Offer to Exchange

$723,034,000 aggregate principal amount of 4.480% Subordinated Notes due

January 16, 2024

(CUSIP Nos. 949746 RC7 and U94974 AL3)

for

$723,034,000 aggregate principal amount of 4.480% Subordinated Notes due

January 16, 2024

(CUSIP No. 949746 RE3)

that have been registered under the Securities Act of 1933, as amended

and

Offer to Exchange

$2,400,746,000 aggregate principal amount of 5.606% Subordinated Notes due January 15, 2044

(CUSIP Nos. 949746 RD5 and U94974 AN9)

for

$2,400,746,000 aggregate principal amount of 5.606% Subordinated Notes due January 15, 2044

(CUSIP No. 949746 RF0)

that have been registered under the Securities Act

PROSPECTUS

                    , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with litigation. Article Fourteenth of Wells Fargo’s Restated Certificate of Incorporation, as amended, provides for broad indemnification of directors and officers. Wells Fargo also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 21. Exhibits and Financial Statement Schedules.

The “Exhibit Index” beginning on page II-5 is hereby incorporated by reference.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 17, 2013.

WELLS FARGO & COMPANY

By:	/s/ John G. Stumpf
John G. Stumpf
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 17, 2013 by the following persons in the capacities with Wells Fargo & Company indicated:

/s/ John G. Stumpf		Chairman, President and Chief Executive Officer (Principal Executive Officer)
John G. Stumpf

/s/ Timothy J. Sloan		Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Timothy J. Sloan

/s/ Richard D. Levy		Executive Vice President and Controller (Principal Accounting Officer)
Richard D. Levy

JOHN D. BAKER II	)
JOHN S. CHEN	)
LLOYD H. DEAN	)
SUSAN E. ENGEL	)
DONALD M. JAMES	)	A majority of the Board of Directors*
CYNTHIA H. MILLIGAN	)
STEPHEN W. SANGER	)
JOHN G. STUMPF	)
SUSAN G. SWENSON	)

* John G. Stumpf, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

By:	/s/ John G. Stumpf
John G. Stumpf
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description	Form of Filing

3.1	Restated Certificate of Incorporation of Wells Fargo, as amended and in effect on the date hereof.	Incorporated by reference to Exhibit 3(a) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed August 7, 2013.

3.2	By-Laws of Wells Fargo.	Incorporated by reference to Exhibit 3.1 to Wells Fargo’s Current Report on Form 8-K filed January 28, 2011.

4.1	Subordinated Indenture dated as of August 30, 1999 between Wells Fargo and The Bank of New York Mellon Trust Company, National Association (as successor in interest to The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago).	Incorporated by reference to Exhibit 4(t) to Wells Fargo’s Registration Statement on Form S-3 (Registration No. 333-159736) filed June 4, 2009.

4.2	Form of Rule 144A Global Note for the Original 2024 Notes.	Electronic Transmission.

4.3	Form of Regulation S Global Note for the Original 2024 Notes.	Electronic Transmission.

4.4	Form of Rule 144A Global Note for the Original 2044 Notes.	Electronic Transmission.

4.5	Form of Regulation S Global Note for the Original 2044 Notes.	Electronic Transmission.

4.6	Registration Rights Agreement for the Original 2024 Notes, dated as of November 26, 2013, by and between Wells Fargo and Wells Fargo Securities, LLC, for the benefit of the holders of the Original Notes.	Electronic Transmission.

Exhibit Number	Description	Form of Filing

4.7	Registration Rights Agreement for the Original 2044 Notes, dated as of November 26, 2013, by and between Wells Fargo and Wells Fargo Securities, LLC, for the benefit of the holders of the Original Notes.	Electronic Transmission.

4.8	Form of Unrestricted Global Note for the Exchange 2024 Notes.	Electronic Transmission.

4.9	Form of Unrestricted Global Note for the Exchange 2044 Notes.	Electronic Transmission.

5.1	Opinion of Faegre Baker Daniels LLP.	Electronic Transmission.

12.1	Computations of ratio of earnings to fixed charges.	Incorporated by reference to Exhibit 12(a) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed November 6, 2013 and Exhibit 12(a) to Wells Fargo’s Annual Report on Form 10-K for the year ended December 31, 2012 filed February 27, 2013.

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).	Electronic Transmission.

23.2	Consent of KPMG LLP.	Electronic Transmission.

24.1	Powers of Attorney.	Electronic Transmission.

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, National Association, as Trustee under the Indenture.	Electronic Transmission.

99.1	Form of Letter of Transmittal.	Electronic Transmission.